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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF DUNN SWAN & CUNNINGHAM APPEARS HERE]

                                 August 29, 1997

Board of Directors
Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112

Gentlemen:

     We have acted as counsel to Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), in conjunction with the following: (i) the offering of an aggregate of 1,000,000 units (the "Units") consisting of one share of Common Stock, $.0001 par value per share, of the Company (the "Shares") and one Redeemable Common Stock Purchase Warrants (the "Warrants") (collectively the Shares and Warrants are referred to as the "Firm Securities") with an over-allotment option for an additional 150,000 Units (the "Option Securities"); (ii) the negotiation, execution and delivery of that certain Underwriting Agreement (the "Underwriting Agreement"), to be dated the date (the "Effective Date") on which the Registration Statement (as defined below) becomes effective with the United States Securities and Exchange Commission (the "Commission"), by and among Paulson Investment Company, Inc. and Joseph Charles & Assoc., Inc. (the "Underwriters") and the Company; and (iii) the sale and delivery to the Underwriters or the designees of the Underwriters warrants for the purchase of 100,000 Units (the "Underwriters' Warrants") pursuant to the Underwriting Agreement. For purposes hereof, the Firm Securities, the Option Securities, the Underwriters' Warrants and the shares of Common Stock of the Company underlying the Warrants and the Underwriters' Warrants are collectively referred to as the "Securities."

     The offering of the Securities is more fully described in that certain
Registration Statement on Form SB-2 (No. 333-            ), filed by the Company
with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and all amendments thereto""""(the "Registration Statement"), and the Prospectus in the form as to be filed with the Commission pursuant to Rule 424(b)(1) of the rules and regulations of the Commission under the Act (the "Prospectus").

     For purposes of this opinion, we have made such investigations as we deem necessary or appropriate and have reviewed and considered, among other certificates, documents and materials, the following:

     (a) The Certificate of Transcript, dated the Effective Date, issued by the Secretary of State of the State of Oklahoma certifying that the copy of Certificate of Incorporation of the Company attached thereto is a full, true and correct copy;

     (b) The Certificate of Good Standing, dated the Effective Date, issued by the Secretary of State of the State of Oklahoma certifying that the Company is duly organized and existing under and by virtue of the Law of the State of Oklahoma and is in good standing according to the records of its office;

     (c) A copy of the Bylaws, as amended and restated, of the Company as certified by the Secretary of the Company;

     (d) A copy of the resolutions adopted by the Board of Directors of the Company on August 4, 1997, as certified by the Secretary of the Company;

     (e)  The executed original of the Underwriting Agreement;

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     (f)  The executed originals of the Underwriters' Warrants;

     (g) The manually signed Registration Statement and all amendments thereto and the Prospectus;

     (h) The letter dated the Effective Date, addressed to the Company from the Commission confirming that the Registration Statement became effective;

     (i)  Form of certificate of the Common Stock of the Company;

     (j) Form of certificate of the Warrant for the purchase of Common Stock of the Company;

     (k) The Warrant Agreement between the Company and U.S. Stock Transfer Corp. dated the Effective Date (the "Warrant Agreement");

     (l) Form of Underwriter's Warrant Agreement to be issued to the designees of the Underwriters filed as an exhibit to the Registration Statement (the "Underwriters' Warrants");

     (m) The Certificate of Officers and Directors of the Company dated as of the date of the closing of the offering, delivered to the Underwriters pursuant to the Underwriting Agreement;

     (n) The Officer's Certificate of the Company dated as of the date of the closing of the offering, delivered to the Underwriters pursuant to the Underwriting Agreement; and

     (o) The Secretary's Certificate of the Company dated as of the date of closing of the offering.

     In conducting our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified copies. Based upon our examination and consideration of the foregoing and upon our examination and consideration of such other documents, certificates, records, matters and things as we have deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

     1. The Company will be duly organized and existing under the laws of the State of Oklahoma;

     2. All of the issued and outstanding shares of the Common Stock of the Company will have been legally issued, will be fully paid and will not be liable to further call or assessment;

     3. The 1,150,000 Units to be sold by the Company to the Underwriters for resale to the public against payment therefore in accordance with the Underwriting Agreement, will be legally issued, fully paid and will not be liable for further call or assessment;

     4. The Underwriters' Warrants to purchase 100,000 Units to be sold by the Company to the Underwriters or their designees pursuant to the Underwriting Agreement will be legally issued, fully paid and will not be liable to further call or assessment, and the Units to be issued upon exercise of the Underwriters' Warrants will be, upon receipt of the payment from the holders thereof, as prescribed by the terms of the Underwriters' Warrants, will also be legally issued, fully paid and will not be liable for further call or assessment;

     5. The 1,250,000 shares of Common Stock to be issued by the Company upon exercise of the Warrants, when issued pursuant to exercise of such Warrants against payment of the exercise price in accordance with their terms and in accordance with and pursuant to a registration statement declared effective by the Commission and remaining effective on or prior to the date of issuance, will be legally issued, fully paid and will not be liable for further call or assessment.

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     In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers and directors of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement.

                                         Very truly yours,

                                         DUNN SWAN & CUNNINGHAM

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